Exhibit 10.7

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. THE SECURITIES MAY NOT BE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS OR PURSUANT TO A WRITTEN OPINION OF COUNSEL (WHICH COUNSEL AND OPINION SHALL BE REASONABLY SATISFACTORY TO THE COMPANY) THAT SUCH REGISTRATION IS NOT REQUIRED.

                          CALL AND PUT OPTION AGREEMENT

     CALL AND PUT OPTION AGREEMENT (the "Option Agreement"), dated as of December __, 2001, by and between Laidlaw Global Corp., a Delaware corporation (the "Optionor"), and Third Security, LLC, a Virginia limited liability company (the "Option Holder").

     WHEREAS, the Option Holder and the Optionor are negotiating to enter into a Stock Purchase Agreement (the "Purchase Agreement") whereby the Option Holder will purchase and the Optionor will sell shares of common stock valued at between $5,000,000 and $5,666,666 such that the Option Holder will own between 45% to 51%, respectively, of the common shares of Optionor;

     WHEREAS, concurrent herewith, the Option Holder is loaning (the "Loan"), the Optionor $1,500,000 pursuant to that certain Secured Convertible Note (the "Convertible Note");

     WHEREAS, as part of the total investment contemplated by the parties hereto and as partial consideration for the Loan, the Optionor grants to the Option Holder an option to purchase from the Optionor (the "Call Option"), subject to the terms and conditions set forth herein, $1,000,000 of the shares of Common Stock, par value $.0001 per share ("Common Stock") of the Optionor at a purchase price set forth below;

     WHEREAS, concurrent with the execution hereof, the Option Holder intends to partially exercise the Call Option (as defined below) for approximately $300,000 of the shares of Common Stock of the Optionor; and

     WHEREAS, as part of the total investment contemplated by the parties hereto and as partial consideration for the Loan, the Optionor grants to the Option Holder an option to sell to the Optionor (the "Put Option"), subject to the terms and conditions set forth herein, all of the shares of Common Stock of the Optionor owned by the Option Holder as of the date of such exercise of the Put Option, whether acquired pursuant to the Call Option, upon conversion of the Convertible Note or otherwise (the "Put Option Shares").

     ACCORDINGLY, THE PARTIES AGREE AS FOLLOWS:

     1. Grant of Call Option; Grant of Put Option.

          1.1. Grant of Call Option: Exercise Price. Subject to the terms and conditions set forth herein, the Optionor grants to the Option Holder an exclusive and irrevocable option (the "Call Option") to purchase from the Optionor, in whole or in part, up to $1,000,000 of shares of Common Stock (the "Call Option Shares"), at a purchase price per share (the "Call Exercise Price") equal to $________. The number of Call Option Shares shall be subject to adjustment as provided in Section 2.

          1.2. Duration of Call Option. This Call Option may be exercised in whole or in part at any time or from time to time after the date hereof and on or prior to December 17, 2001 (the "Call Option Termination Date").

          1.3. Grant of Put Option. Subject to the terms and conditions set forth herein, the Optionor grants to the Option Holder an exclusive and irrevocable option (the "Put Option," and together with the Call Option, the "Options") to sell to the Optionor, in whole or in part, any and all of its Put Option Shares at the same price that the Option Holder paid for such shares (the "Put Exercise Price").

          1.4. Duration of Put Option. This Put Option may be exercised in whole or in part at any time or from time to time after the date hereof and prior to the closing of the transactions contemplated by the Purchase Agreement (the "Put Option Termination Date"), in the sole and absolute discretion of the Option Holder.

          1.5. Manner of Exercising the Options.

               (a) The Call Option or the Put Option, as the case may be, shall be exercisable by the Option Holder or any permitted assigns by surrender of a completed and fully executed Option Exercise Notice (in the form attached hereto as Exhibit A hereto in the case of the Call Option or Exhibit B in the case of the Put Option, in either case, the "Option Exercise Notice") to the Optionor, not less than one business day prior to the date specified in such Option Exercise Notice for the closing of the purchase and sale of the Call Option Shares or the Put Option Shares with respect to such Option Exercise Notice (the "Option Closing Date") pursuant to either the Call Option or the Put Option, as the case may be.

               (b) In the case of the exercise of the Call Option, on the Option Closing Date, the Option Holder shall deliver to the Optionor by wire transfer of immediately available funds, the aggregate Call Exercise Price for the Call Option Shares so acquired, against delivery by the Optionor to the Option Holder of a stock certificate in proper form to transfer to the Option Holder the Call Option Shares so acquired. Upon effecting the transfer of the Call Option Shares, the Option Holder shall remit such payment to the Optionor.

               (c) In the case of the exercise of the Put Option, on the Option Closing Date, the Optionor shall deliver to the Option Holder a note in the same form as the Convertible Note with an original principal balance equal to the aggregate Put Exercise Price for the Put Option Shares so reacquired, against delivery by the Option Holder to the Optionor of a duly executed assignment in proper form to transfer the Put Option Shares back to the Optionor.

     2. Adjustment of Call Option Shares; Substitute Shares.

          2.1. Changes in Capital Structure. The number and type of Call Option Shares transferable by the Optionor upon exercise of the Call Option by the Option Holder shall be equitably adjusted in the event of any stock split, combination, stock dividend payable in shares of stock or recapitalization, or conversion or exchange for other securities or property as a result of a merger, sale, liquidation or reorganization of the Optionor or the issue of any Distribution or Distribution Securities (as defined in Section 2.2), or other similar change in capital structure of the Optionor or as a result of any other disposition or conversion of the Call Option Shares or the proceeds therefrom (including, without limitation, any Distribution or Distribution Securities).

          2.2. Distribution Securities. If any Distribution (as hereinafter defined) of securities or other property issued in connection with a transaction contemplated by Section 2.1 ("Distribution Securities") with respect to the Call Option Shares is due, the cash, certificates or other instruments evidencing title to such Distribution or Distribution Securities, together with appropriate instruments of transfer shall be delivered to the Option Holder upon exercise of the Call Option. Any Distribution or Distribution Securities shall become a part of the Call Option Shares to which it relates, and upon the exercise of the Call Option shall be transferred to the Option Holder without extra cost. A "Distribution" means any property receivable by the Optionor as owner of any Call Option Shares, or as owner of any Distribution or Distribution Securities, and shall include, without limitation, non-cash dividends, cash, securities or other property arising from a reorganization, recapitalization, stock split, liquidation, sale or merger of the Optionor or the issuer of any security which is a Distribution or Distribution Security, or otherwise.

          2.3. Below Call Exercise Price Issuances. If at any time while all or any portion of the Call Option remains outstanding all or any portion of the Call Option shall be exercised subsequent to (a) any sale of shares of Common Stock at a price per share less than the Call Option Exercise Price then applicable, or (b) any issuance of any security convertible into shares of Common Stock with a conversion price per share less than the Call Option Exercise Price then applicable, then in any and every such event, the Call Option Exercise Price shall be reduced and shall be equal to such lower sales or conversion price.

          2.4. Purchase Price Adjustment. In the event that the purchase price of the shares of the Optionor Common Stock to be agreed upon in the Purchase Agreement (the "Purchase Price") is lower than the Call Exercise Price set forth herein, the number of Call Option Shares shall be increased proportionally such that the Call Exercise Price would have equaled such Purchase Price as of the Option Closing Date.

     3. Representations, Warranties and Covenants of the Optionor.

          3.1. Organization and Powers. The Optionor and each of its material subsidiaries are corporations duly incorporated, validly existing and in good standing under the laws of their states of incorporation, with all requisite corporate power and authority to carry on the business in which they are engaged and to own the properties they own, and the Optionor has all requisite power and authority to execute and deliver this Option Agreement and to consummate the transactions contemplated hereby. The Optionor and each of its material subsidiaries are duly qualified and licensed to do business and are in good standing in all jurisdictions where the nature of their business makes such qualification necessary, except where the failure to be qualified or licensed would not have a material adverse effect on the business of the Optionor and its material subsidiaries, taken as a whole.

          3.2. Litigation. There are no legal actions or administrative or arbitration proceedings or investigations instituted, or to the best knowledge of the Optionor threatened, against the Optionor, that could reasonably be expected to have a material adverse effect on the business of the Optionor and its subsidiaries taken as a whole, or which concerns the transactions contemplated by this Option Agreement.

          3.3. SEC Documents. The Optionor's audited consolidated financial statements as of December 31, 2000, contained in its Annual Report on Form 10-K for the year ended December 31, 2000 (the "Form 10-K"), including the notes contained therein, fairly present the consolidated financial position of the Optionor at the respective dates thereof and the results of its consolidated operations for the periods purported to be covered thereby. Such financial statements have been prepared in conformity with generally accepted accounting principles consistently applied with prior periods subject to any comments and notes contained therein. All liabilities, contingent and other, of the Optionor and its subsidiaries, are set forth in the financial statements as of September 30, 2001 contained in its Quarterly Report on Form 10-Q for the nine months ended September 30, 2001 (the "Form 10-Q"), excepting only liabilities incurred in the ordinary course of business subsequent to December 31, 2000, and liabilities of the type not required under generally accepted accounting principles to be reflected in such financial statements. Since September 30, 2001, there has been no material adverse change in the financial condition of the Optionor from the financial condition stated in such financial statements. Prior to the issuance of shares contemplated by this Option Agreement, the Optionor has __________________ shares of Common Stock outstanding and _________ shares of Common Stock outstanding on a fully diluted basis (taking into account all outstanding warrants, options and convertible securities). All of such outstanding shares of capital stock have been, or upon issuance will be, validly issued, fully paid and non-assessable. No shares of capital stock of the Optionor are subject to preemptive rights or any other similar rights of the stockholders of the Optionor. Except as disclosed in the Form 10-K or Form 10-Q,
(i) the Optionor has no indebtedness for borrowed money and no agreement providing for indebtedness for borrowed money, (ii) the Optionor has no share purchase agreements, rights plans or agreements containing similar provisions and no agreements containing anti-dilution provisions, and (iii) no anti-dilution provisions which have, individually or in the aggregate, any dilutive effect on the Option Holder's investment are triggered as a result of any of the transactions contemplated hereby.

          3.4. No Brokers. The Optionor has not employed any broker, agent, finder or investment banker in connection with any transaction contemplated by this Option Agreement.

          3.5. Authorization. The Optionor, by appropriate and required corporate action, has (i) duly authorized the execution of this Option Agreement and the issuance and delivery of the Call Option Shares and (ii) reserved for issuance sufficient shares of Common Stock as may be necessary from time to time to be issued upon exercise of the Call Option. The Call Option Shares are not subject to preemptive or other rights of any stockholders of the Optionor and when issued in accordance with the terms of this Option Agreement and the Certificate of Incorporation of the Optionor, the Call Option Shares will be validly issued, fully paid and nonassessable and free and clear of all pledges, liens and encumbrances.

          3.6. No Conflicts. Performance of this Option Agreement and compliance with the provisions hereof will not violate any provision of any applicable law or of the Certificate of Incorporation or Bylaws of the Optionor, or of any of its subsidiaries, and, will not conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon, any of the properties or assets of the Optionor, or of any of its subsidiaries, pursuant to the terms of any indenture, mortgage, deed of trust or other agreement or instrument binding upon the Optionor, or any of its subsidiaries, other than such breaches, defaults or liens which would not have a material adverse effect on the Optionor and its subsidiaries taken as a whole.

          3.7. Full Disclosure. The Form 10-K, the Form 10-Q and the other documents (the "Disclosure Documents"), filed by the Optionor subsequent to December 31, 2000, with the Securities and Exchange Commission (the "SEC") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), taken together, do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein to make the statements contained therein not misleading. No representation or warranty made, nor any document, statement, or financial statement prepared or furnished by the Optionor in connection herewith, taken together, contains any untrue statement of material fact, or omits to state a material fact necessary to make the statements or facts contained herein or therein not misleading.

          3.8. Validity and Binding Nature. This Option Agreement, has been duly executed and delivered by the Optionor and constitutes a legal, valid and binding obligation of the Optionor, enforceable against the Optionor in accordance with its terms.

          3.9. Consents. No registration, authorization, approval, qualification or consent of any court or governmental authority or agency is necessary in connection with the execution and delivery and performance of this Option Agreement or the offering, issuance or sale of the Call Option Shares under this Option Agreement.

          3.10. Timely Filings. The Optionor has timely filed with the SEC all documents required to zbe filed by the Optionor under the Exchange Act.

          3.11. Investment Company. The Optionor is not now, and after the sale of the Call Option Shares under this Option Agreement and the application of the net proceeds from the sale of the Call Option Shares will not be, an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

          3.12. No Registration. Subject to the accuracy of the Option Holder's representations and warranties in Section 4 of this Agreement, the offer, sale, and issuance of the Call Option Shares in conformity with the terms of this Option Agreement constitute transactions exempt from the registration requirements of Section 5 of the Securities Act and from the registration or qualification requirements of the laws of any applicable state or United States jurisdiction.

          3.13. No Offers. Neither the Optionor, nor any of its affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales in any security or solicited any offers to buy any security under circumstances that would require registration under the Securities Act of the issuance of the Call Option Shares to the Option Holder. The issuance of the Call Option Shares to the Option Holder will not be integrated with any other issuance of the Optionor's securities (past, current or future) for purposes of the Securities Act or any applicable rules of the American Stock Exchange. The Optionor will not make any offers or sales of any security (other than the Call Option Shares) that would cause the offering of the Call Option Shares to be integrated with any other offering of securities by the Optionor for purposes of any registration requirement under the Securities Act or any applicable rules of the American Stock Exchange.

          3.14. Compliance with Laws. The business and operations of the Optionor and its subsidiaries have been and are being conducted in compliance with all applicable state and local laws, ordinances, rules, regulations and orders except those laws, ordinances, rules, regulations and orders the failure with which to comply would not, in the aggregate, have a material adverse effect.

          3.15. Tax Returns and Audits. The Optionor and its subsidiaries have duly filed all income, franchise and other federal, state and local tax returns, notices and reports which they individually or collectively have been or are required to file except where the failure to file such returns would not have a material adverse effect. The provisions for federal, state and local taxes reflected in the financial statements included in the Disclosure Documents, as they relate to the Optionor, are adequate to cover the liabilities of the Optionor for such taxes with respect to the periods then ended and for all prior periods.

          3.16. Employee Benefit Plans.

               (a) All Employee Plans and their related trusts have been and are maintained in material compliance with applicable requirements of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), the Internal Revenue Code of 1986, as amended (the "Code") and all other federal and state statutes and regulations relating to employee benefit plans. "Employee Plans" shall be defined to include all employee welfare benefit plans (as defined in Section 3(1) of ERISA), employee pension benefit plans (as defined in Section 3(2) of ERISA) and all bonus, stock option, stock purchase, benefit, profit sharing, savings, vacation, retirement, disability, insurance, incentive, deferred compensation and other similar fringe or employee benefit plans, programs or arrangements for the benefit of, or relating to, any employee of the Optionor or its subsidiaries which the Optionor or its subsidiaries contribute to or maintain.

               (b) Except as provided in the Disclosure Documents, neither the Optionor nor any of its subsidiaries has any material liability with respect to any "employee benefit plan," as defined in Section 3(3) of ERISA, currently or formerly maintained by the Company.

          3.17. Further Assurances. Upon the reasonable request of the Option Holder, the Optionor will prepare, execute and deliver any further instruments and do any further acts that may be necessary to carry out more effectively the purpose of this Option Agreement.

     4. Representations and Covenants of the Option Holder.

          4.1. Investment Representations.

               (a) The Call Option Shares are being acquired (i) for the Option Holder's own account, not for the account of any other person and (ii) for investment and not with a view to distribution or resale except in compliance with applicable laws regulating securities;

               (b) The Option Holder is capable of evaluating the merits and risks of its investment in the securities;

               (c) The Option Holder understands and acknowledges that an investment in the Optionor as represented by the Call Option Shares is speculative in nature and is subject to a risk of loss in whole or in part; and

               (d) The Option Holder understands and acknowledges that it must bear the economic risk of investment for an indefinite period of time because the transfer to the Option Holder of the Call Option Shares and the Distribution and Distribution Securities has not been registered under the Securities Act, and the Call Option Shares and the Distributions and Distribution Securities cannot be transferred by the Option Holder unless such transfer is registered under the Securities Act or registration is not required in connection with such transfer.

     5. Miscellaneous.

          5.1. Amendment. This Agreement may only be amended by a writing signed by the Optionor and the Option Holder.

          5.2. Assignment.

               (a) The Optionor may not assign this Option Agreement or any of the Call Option Shares, Distributions or Distribution Securities without the prior written consent of the Option Holder. Any attempt to assign this Option Agreement, any interest therein or any such Call Option Shares, Distributions or Distribution Securities and any levy of execution, attachment, or similar process on such securities or property shall be null and void. Subject to the foregoing, this Option Agreement shall be binding on and inure to the benefit of the successors and assigns of the Optionor.

               (b) The Option Holder may not assign any of its right, title and interest in this Option Agreement other than to an affiliate of the Option Holder without the prior consent of the Optionor, which shall not be unreasonably withheld. Following any permitted assignment, this Option Agreement shall be binding upon and inure to the benefit of any successor and assign. Such assignment shall be conditioned on compliance with any applicable state and federal securities laws and, upon request by the Optionor, the Option Holder shall furnish an opinion of counsel to such effect, reasonably satisfactory to the Optionor.

          5.3. Entire Agreement; Controlling Document. This Option Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes any and all prior negotiations, correspondence and understandings between the parties with respect to the subject matter hereof, whether oral or in writing.

          5.4. Notices. All notices and other communications under this Option Agreement shall be in writing, shall be effective when received, and shall in any event be deemed to have been received on the date of delivery if delivered personally or by telecopier; on the second business day after the business day of deposit with the U.S. Postal Service for delivery by first class mail, registered or certified, postage prepaid; or on the first business day after the business day of deposit with a courier for overnight delivery, freight prepaid; in each such case, addressed as follows (until any such address is changed by notice duly given):

         To Option Holder:    Third Security LLC                   The Governor

         With a Copy to:      Hunton & Williams
                              Riverfront Plaza, East Tower
                              951 East Byrd Street
                              Richmond, Virginia 23219
                              Telecopy: (804) 344-7999
                              Attention: C. Porter Vaughan, Esq.

         To Optionor:         Laidlaw Global Corp.
                              100 Park Avenue
                              New York, New York 10017
                              Telecopy: (212) ___________
                              Attention: Mr. Roger Bendelac

         With a Copy to:      Beckman, Millman, Barandes & Douglas, LLP
                              1616 John Street, Suite 1313
                              New York, New York  10038
                              Telecopy: (212) 791-7990
                              Attention: Robert Barandes, Esq.

          5.5. Counterparts. This Option Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          5.6. Severability. If any provision of this Option Agreement shall be determined to be invalid or unenforceable, the remainder shall be valid and enforceable to the maximum extent possible.

          5.7. Headings. The section headings used in this Option Agreement are intended principally for convenience and shall not by themselves determine the rights and obligations of the parties to this Option Agreement.

          5.8. Delay and Waiver. No delay on the part of any party in exercising any right under this Option Agreement shall operate as a waiver of such right. The waiver by any party of any other term or condition of this Option Agreement shall not be construed as a waiver of a subsequent breach or failure of the same term or condition or a waiver of any other term or condition contained in this Option Agreement.

          IN WITNESS WHEREOF, the undersigned have executed this Agreement the day and year first above written.

OPTIONOR:LAIDLAW GLOBAL CORP.


By:_______________________________
   Roger Bendelac
   Chairman and Chief Executive Officer

OPTION HOLDER:
THIRD SECURITY, LLC


By:_______________________________         Randal J. Kirk  Manager

                                    Exhibit A

                           Call Option Exercise Notice

                                December __, 2001
Laidlaw Global Corp.
100 Park Avenue
New York, New York 10017

Attention:  Roger Bendelac
            Chairman and Chief Executive Officer

Dear Mr. Bendelac:

     1. Exercise of Call Option. Effective as of the above date, the undersigned hereby exercises its option to purchase _____ shares of Common Stock of Laidlaw Global Corp., pursuant to the Call and Put Option Agreement (the "Option Agreement"), dated December 4, 2001, by and between Laidlaw Global Corp. (the "Optionor") and Third Security LLC (the "Option Holder"). The exercise price per share is $_______ for an aggregate purchase price of $_______. Capitalized terms used but not defined herein shall have their respective meanings as set forth in the Option Agreement.

     2. Delivery of Payment. The undersigned has wire transferred the above aggregate purchase price to the Optionor and attached is a confirmation of such transfer.

     3. Delivery of Shares. You are instructed to deliver the share certificates representing the Call Option Shares to the undersigned as required by the Option Agreement.

Submitted by:

THIRD SECURITY, LLC


By:_______________________________         Randal J. Kirk  Manager

                                    Exhibit B

                           Put Option Exercise Notice

                               ____________, 200_
Laidlaw Global Corp.
100 Park Avenue
New York, New York 10017

Attention:  Roger Bendelac
            Chairman and Chief Executive Officer

Dear Mr. Bendelac:

     1. Exercise of Put Option. Effective as of the above date, the undersigned hereby exercises its option to sell _____ shares of Common Stock of Laidlaw Global Corp., pursuant to the Call and Put Option Agreement (the "Option Agreement"), dated December 4, 2001, by and between Laidlaw Global Corp. (the "Optionor") and Third Security LLC (the "Option Holder"). The exercise price per share is $_______ for an aggregate sales price of $_______ (the "Aggregate Put Exercise Price"). Capitalized terms used but not defined herein shall have their respective meanings set forth in the Option Agreement.

     2. Delivery of Payment. You are instructed to issue and deliver a note payable in the name of the Option Holder in the same form as the Convertible Note with an original principal balance equal to the Aggregate Put Exercise Price (the "Put Shares Convertible Note") for the Put Option Shares set forth herein.

     3. Delivery of Shares. Upon receipt of the Put Shares Convertible Note, the undersigned will deliver to your attention the share certificates representing the Put Option Shares together with duly exercised assignments in proper form to transfer the Put Option Shares as required by the Option Agreement.

Submitted by:

THIRD SECURITY, LLC


By:_______________________________         Randal J. Kirk  Manager